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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
JUNE 24, 2003

BETA OIL & GAS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-68381	86-0876964
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
6120 S. Yale, Suite 813, Tulsa, OK		74136
(Address of principal executive offices)		(Zip Code)

(918) 495-1011
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 7.    Financial Statements and Exhibits

  (c)
  Exhibits

  10.1
  June 20, 2003 Agreement among Steve A. Antry, Rolf N. Hufnagel, Robert E. Davis, Jr., Robert C. Stone, Jr. and David A. Wilkins.

  99.1
  Press Release dated June 24, 2003.

Item 9.    Regulation FD Disclosure

        On June 24,2003, the Registrant issued a press release with respect to the Company's 2003 Annual Shareholders Meeting. A copy of the press release is attached, as an exhibit to this Report on Form 8-K.

        On June 13, 2003, Steve A. Antry, a former Beta director who was not standing for reelection, and Rolf N. Hufnagel, filed a Schedule 13D with the Securities and Exchange Commission reporting their current ownership and stating their intent to nominate one or two persons from the floor for election as directors and to vote against the proposed amendments to Beta's employee stock option plan (which would increase the number of shares subject to the plan) and articles of incorporation (to eliminate cumulative voting for directors in the future). Mr. Antry indicated in the Schedule 13D that he intended to solicit a limited number of proxies from other stockholders. Prior to the meeting, an agreement was entered into by Messrs. Antry and Hufnagel with Robert E. Davis, Jr. and David A. Wilkins, who were the proxies named by the Company's board for the meeting, along with Robert C. Stone, Jr., a director who was standing for election, relating to the manner in which the parties would vote their shares and certain other actions to be taken in connection with the proposals being presented at the meeting.    A copy of this agreement is included as an exhibit to this Report on Form 8-K.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BETA OIL & GAS, INC.
Date: June 24, 2003	By:	/s/ JOSEPH L. BURNETT Joseph L. Burnett Chief Financial Officer and Principal Accounting Officer

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SIGNATURES